                      SEVENTH AMENDMENT TO CREDIT AGREEMENT
              AND AMENDMENT TO COLLATERAL DOCUMENTS AND GUARANTIES


         THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO COLLATERAL DOCUMENTS AND GUARANTIES dated as of December 4, 2000 (the "AMENDMENT"), is among Alternative Resources Corporation, a Delaware corporation, the undersigned Lenders and American National Bank and Trust Company of Chicago, as Agent and as Lender. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in Credit Agreement (as hereinafter defined). ARC Solutions, Inc., Writers, Inc., ARC Service, Inc. and ARC Midholding, Inc. execute and deliver this Amendment for the purpose of making certain amendments to the Collateral Documents and Guaranties and confirming certain agreements with respect thereto.



                              W I T N E S S E T H:


         WHEREAS, the Borrower, the Agent and the Lenders entered into that certain Credit Agreement dated as of November 7, 1997 as heretofore amended (as so amended and as the same may hereafter be amended, modified, restated or otherwise supplemented from time to time, the "CREDIT AGREEMENT");

         WHEREAS, the Borrower, Agent and the Lenders wish to make certain amendments to the Credit Agreement and the Borrower, Guarantors, Agent and Lenders wish to make certain amendments to the Collateral Documents and Guaranties;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, each of the undersigned agrees as follows:

1.       AMENDMENTS TO CREDIT AGREEMENT.

         (a) Article I of the Credit Agreement shall be amended by adding the following new definitions thereto in the appropriate alphabetical order:

                  "ANB Letter of Credit" means that certain Irrevocable Standby Letter of Credit No. 60750813 issued by ANB for the account of the Borrower in favor of Hartford Fire Insurance Company as Beneficiary in an amount equal to $417,989 as amended, extended or replaced from time to time.



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


                  "L/C Outstandings" means with respect to the Letter of Credit the maximum aggregate amount available for drawing thereunder under any and all circumstances plus (b) the aggregate amount of all unreimbursed payments and disbursements under the Letter of Credit.

                  "Cash Collateralize" means to deliver cash collateral to the Agent to be held as cash collateral for the outstanding Letter of Credit pursuant to documentation satisfactory to Agent. Derivatives of such term have corresponding meanings.

         (b) The definitions of Letter of Credit, Loan Documents, Obligations and Outstanding Credit Exposure contained in Article I of the Credit Agreement shall be amended in their entirety and as so amended shall read as follows:

                  "Letter of Credit " means that certain Irrevocable Standby Letter of Credit issued by the Agent in favor of Hartford Fire Insurance Company in the amount of $432,011, as amended, extended or replaced from time to time.

                  "Loan Documents" means this Agreement and any Notes issued pursuant to Section 2.13 hereof, the Collateral Documents, the Guaranties and the applications executed and delivered in connection with the ANB Letter of Credit and the Letter of Credit.

                  "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all reimbursement obligations in respect of the Letter of Credit and the ANB Letter of Credit, and accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents.

                  "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (a) the aggregate principal amount of its Loans outstanding at such time plus (b) an amount equal to its Pro Rata Share of L/C Outstandings at such time.

         (c) Article II of the Credit Agreement shall be amended in its entirety and as so amended shall read as follows:

         2.1 COMMITMENT. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding its Pro Rata Share of the Available Aggregate Commitment (i.e. the Aggregate Commitments then in effect minus the aggregate principal amount of Loans and L/C Outstandings), PROVIDED that at no time shall the Aggregate Outstanding Credit Exposure (i.e. the aggregate principal amount of outstanding Loans and L/C


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Outstandings hereunder) exceed the Borrowing Base as then determined and computed. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

         2.2 REQUIRED PAYMENTS; TERMINATION. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date. Additionally, on the Facility Termination Date Borrower shall Cash Collateralize the outstanding amount of the Letter of Credit. Additionally, if on any day the Aggregate Outstanding Credit Exposure exceeds the lesser of (a) the Borrowing Base or (b) the Aggregate Commitment, the Borrower shall immediately make a prepayment of the Loans in an amount sufficient to eliminate such excess. Additionally, the Borrower shall, from time to time, immediately prepay the Loans and the Aggregate Commitment shall automatically reduce (subject to re-instatement upon request of the Borrower and consent to do so by all the Lenders) in an amount equal to all income tax refunds received by the Borrower. Additionally, the Borrower shall, from time to time, immediately prepay the Loans in an amount equal to the net proceeds received on account of the sale of any of its assets, including, without limitation, any sale of Collateral.

         2.3 RATABLE LOANS. Each Advance hereunder shall consist of Revolving Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

         2.4 TYPES OF ADVANCES. The Advances shall be Floating Rate Advances selected by the Borrower in accordance with Section 2.9.

         2.5      LETTER OF CREDIT PROVISIONS.

         2.5.1 NOTICE AND APPLICATION. The Borrower shall give notice to the Agent of the proposed issuance of the Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as the Agent shall agree in its sole discretion) prior to the proposed date of issuance of the Letter of Credit. Each such notice shall be accompanied by a letter of credit application in form satisfactory to the Agent and be duly executed by the Borrower. So long as the Agent has not received written notice that the conditions precedent set forth in Section 4.2 with respect to the issuance of such Letter of Credit have not been satisfied, the Agent shall issue the Letter of Credit on the requested issuance date.

         2.5.2 PARTICIPATIONS IN LETTER OF CREDIT. Concurrently with the issuance of the Letter of Credit, the Agent shall be deemed to have sold and transferred to each Lender and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from Agent, without recourse or warranty, an undivided interest and participation, to the extent of its Pro Rata Share in the Letter of Credit and the Borrower's reimbursement obligations with respect thereto.


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         2.5.3    REIMBURSEMENT OBLIGATIONS. The Borrower hereby unconditionally and irrevocably agrees to reimburse the Agent for each payment or disbursement made by the Agent under the Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that the Agent is reimbursed by he Borrower therefor, payable on demand, at a rate per annum equal to the Alternate Base Rate from time to time in effect PLUS 2.25% PLUS, beginning on the third Business Day after receipt of notice from the Agent of such payment or disbursement, 2%. The Agent shall notify the Borrower whenever any demand for payment is made under the Letter of Credit by the beneficiary thereunder; PROVIDED that the failure of the Agent to so notify the Borrower shall not affect the rights of the Agent in any manner whatsoever.

         2.5.4 LIMITATION ON OBLIGATIONS OF AGENT. In determining whether to pay under the Letter of Credit, the Agent shall not have any obligation to the Borrower or any Lender other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Agent under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence and willful misconduct, shall not impose upon the Agent any liability to the Borrower or any Lender and shall not reduce or impair the Borrower's reimbursement obligations set forth in SECTION 2.5.3 or the obligations of the Lenders pursuant to SECTION 2.5.5.

         2.5.5 FUNDING BY LENDERS TO AGENT. If the Agent makes any payment or disbursement under the Letter of Credit and the Borrower has not reimbursed the Agent in full for such payment or disbursement by 11:00 a.m., Chicago time, on the date of such payment or disbursement, or if any reimbursement received by the Agent from the Borrower is or must be returned or rescinded upon or during any bankruptcy or reorganization of the Borrower or otherwise, each Lender shall be obligated to pay to the Agent for its account, in full or partial payment of the purchase price of its participation in such Letter of Credit, its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the obligations of the Borrower under SECTION 2.5.3), and the Agent shall promptly notify each Lender thereof. Each Lender irrevocably and unconditionally agrees to so pay to the Agent in immediately available funds for its own account the amount of such Lender's Pro Rata Share of such payment or disbursement. If and to the extent any Lender shall not have made such amount available to the Agent by 2:00 p.m., Chicago time, on the Business Day on which such Lender receives notice from the Agent of such payment or disbursement (it being understood that any such notice received after noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to the Agent for its account forthwith on demand, for each day from the date such amount was to have been delivered to the Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Effective Rate from time to time in effect and (b) thereafter, the Corporate Base Rate from time to time in effect. Any Lender's failure to make available to the Agent its Pro Rata Share of any such payment or disbursement shall not


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


relieve any other Lender of its obligation hereunder to make available to the Agent such other Lender's Pro Rata Share of such payment, but no Lender shall be responsible for the failure of any other Lender to make available to the Agent such other Lender's Pro Rata Share of any such payment or disbursement.

         2.6 COMMITMENT FEE; REDUCTIONS IN AGGREGATE COMMITMENT; LETTER OF CREDIT FEE.

         (a) The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee at a per annum rate equal to one-half of one percent (1/2%) on the daily unused portion of such Lender's Commitment from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. The Letter of Credit shall count as usage of the Commitments for purposes of calculating the commitment fee due hereunder. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $1,000,000, upon at least one (1) Business Day's written notice to the Agent, which notice shall specify the amount of any such reduction, PROVIDED, HOWEVER, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the Aggregate Outstanding Credit Exposure. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

          (b) The Borrower agrees to pay to the Agent for the account of the Lenders a letter of credit fee for the Letter of Credit equal to 2.25% per annum of the average daily amount of L/C Outstandings in effect from time to time from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date such fee to be for the pro rata account of the Lenders and computed on the basis of a 360-day year, PROVIDED that at all times when the default rate of interest is in effect pursuant to Section 2.12 hereof, the letter of credit fee payable hereunder shall be increased by 2% per annum.

         2.7 INTEREST OPTIONS. No Advance may be made as, converted into or continued as a Eurodollar Advance.

         2.8 OPTIONAL PRINCIPAL PAYMENTS. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances or any portion of the outstanding Floating Rate Advances upon notice to Agent by 11:00 a.m. (Chicago time) on the date of repayment.

         2.9 METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW ADVANCES. The Borrower shall select the Type of Advance from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate
Advance:

         (i) the Borrowing Date, which shall be a Business Day, of such Advance, and

         (ii)     the aggregate amount of such Advance.


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


Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Revolving Loan or Revolving Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article
XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

         2.10 CONTINUATION OF OUTSTANDING ADVANCES. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are repaid.

         2.11 CHANGES IN INTEREST RATE, ETC. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made, to but excluding the date it is paid, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate.

         2.12 RATES APPLICABLE AFTER DEFAULT AND UNDER OTHER CIRCUMSTANCES. Notwithstanding anything to the contrary contained in Section 2.9 or 2.10, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, PROVIDED that, during the continuance of a Default under Section 7.6 or 7.7, such interest rate shall be applicable to all Advances without any election or action on the part of the Agent or any Lender.

         2.13 METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with ANB for each payment of principal, interest and fees as it becomes due hereunder.

         2.14 NOTELESS AGREEMENT; EVIDENCE OF INDEBTEDNESS. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (ii)     The Agent shall also maintain accounts in which it will record
(a) the amount of each Loan made hereunder and the Type thereof, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the


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

amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

         (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be PRIMA FACIE evidence of the existence and amounts of the Obligations therein recorded absent demonstrable or manifest error; PROVIDED, HOWEVER, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

         (iv) Any Lender may request that its Loans be evidenced by a promissory note representing its Revolving Loans, substantially in the form of Exhibit E (each a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender such Note or Notes payable to the order of such Lender. Thereafter, the Loans evidenced by each such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

         2.15. TELEPHONIC NOTICES. The Borrower hereby authorizes the Lenders and the Agent to extend or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest or demonstrable error.

         2.16. INTEREST PAYMENT DATES; INTEREST AND FEE BASIS. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 1:00 p.m. (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.17. NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, and repayment notice received


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by it hereunder. The Agent will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.18 LENDING INSTALLATIONS. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

         2.19 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.20 DISBURSEMENTS OF ADVANCES; SETTLEMENTS AMONG AGENT AND LENDERS; PAYMENTS OF INTEREST AND FEES; DISGORGEMENT OBLIGATIONS. (a) The outstanding balance of Advances may fluctuate from day to day through the Agent's disbursement of funds to, and receipt of funds from, the Borrower. In order to minimize the frequency of transfers of funds between the Agent and each Lender, Advances and payments will be settled according to the procedures described in this Section 2.20. Notwithstanding these procedures, each Lender's obligation to fund its portion of any Advances made by the Agent to the Borrower will commence on the date such Advances are made by the Agent. Such payments will be made by each Lender without setoff, counterclaim or reduction of any kind. The provisions of this Section 2.20 shall not apply to the funding obligations of the Lenders described in Section 2.5.5 hereof.

         (b) On Friday of each week, or more frequently (including daily) if the Agent so elects (each such day being a "Settlement Date"), the Agent will advise each Lender by telephone or telecopy of the amount of each such Lender's ratable share of the outstanding balance of Advance as of the close of business of the Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Lender's share of the outstanding balance of Advances to equal such Lender's Commitment percentage of the Obligations as of any Settlement Date, such Lender will pay to the Agent, or the Agent will

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pay to such Lender (as applicable) the amount necessary in same day funds by wire transfer to the other's account not later than 4:00 p.m. Chicago time on the Business Day following the Settlement Date.

         (c) Notwithstanding the foregoing, the Agent, at its option, may elect to require that each Lender provide funds in connection with any requested borrowing hereunder on the scheduled borrowing date, and in such event the Agent shall advise each Lender by telephone or telecopy of the amount to be funded by such Lender no later than the borrowing date applicable thereto, and each such Lender shall pay to the Agent such Lender's Commitment percentage of the borrowing in same day funds by wire transfer to the Agent's account not later than 4:00 p.m. Chicago time on such Borrowing date.

         (d) On the first Business Day of each month (each, an "Interest Settlement Date"), the Agent will advise each Lender by telephone or telecopy of the amount of such Lender's commitment percentage of interest and fees on each Loan and Letter of Credit fees as of the end of the last day of the immediately preceding month. Provided that such Lender has made all payments required to be made by it under this Agreement, the Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on the signature page of this Agreement or the applicable Assignment and Acceptance) not later than 2:00 p.m. Chicago time on the next Business Day following the Interest Settlement Date, such Lender's commitment percentage of interest and commitment fees, in each instance, received by Agent in the immediately preceding month.

         (e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full as and when required hereunder, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If the Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Agent from the Borrower and such related payment is not received by the Agent, the Agent shall be entitled to recover such amount from such Lender, and each Lender shall repay to Agent on demand such amount, together with interest thereon for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Agent's cost of funds, without setoff, counterclaim or deduction of any kind. If the Agent determines at any time that any amount received by the Agent under this Agreement must be returned to the Borrower or paid to any other Person pursuant to any solvency, fraudulent conveyance or similar law or otherwise, then, notwithstanding any other term or condition of this Agreement, the Agent will not be required to distribute any portion of such payment to any Lender. In addition, each Lender will repay to the Agent on demand any portion of such amount that the Agent has distributed to such Lender, together with interest thereon at such rate, if any, as the Agent is required to pay to the Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

         (d) Section 4.2 shall be amended in its entirety and as so amended shall read as follows:

          "4.2. EACH ADVANCE OR LETTER OF CREDIT ISSUANCE. The Lenders shall not be required to make any Advance (other than as provided in Section 2.5 hereof or with respect to an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances or nor shall the Agent be required to issue the Letter of Credit), unless on the applicable Borrowing Date or issuance date, as the case may be:

         (i)      There exists no Default or Unmatured Default.

         (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

         (iii) All legal matters incident to the making of such Advance shall be reasonably satisfactory to the Lenders and their counsel.

         Each Borrowing Notice or request for issuance of the Letter of Credit as the case may be, shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied."

         (e) Section 6.31(c) of the Credit Agreement shall be amended in its entirety to read as follows:

                  (c) All payments and collections received in respect of the Obligations and all proceeds of the Collateral received, in each instance, by the Agent or any of the Lenders shall be remitted to the Agent and distributed as follows:

                           (i) first, to the payment of any outstanding costs
                  and expenses incurred by the Agent in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral, and in protecting, preserving or enforcing rights under this Agreement or any of the other Loan Documents, and in any event including all costs and expenses of a character which the Borrower has agreed to pay under Section 9.6 hereof (such funds to be retained by the Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Agent);

                           (ii) second, to the payment of any outstanding
                  interest or other fees or amounts due under this Agreement or any of the other Loan Documents (other than for principal, or on account of the ANB Letter of Credit) pro rata as among the Agent and the Lenders in accord with the amount of such interest and other fees or amounts owing each;

                           (iii) third, to the payment of the principal of the
                  Loans and reimbursement obligations in respect of the Letter of Credit , pro rata as among the Lenders in accord with the then respective unpaid principal balances of the Loans and reimbursement obligations;

                           (iv) fourth, to the Agent and the Lenders pro rata in
                  accord with the amounts of any other indebtedness, obligations or liabilities of the Borrower owing to them and secured by the Collateral Documents unless and until all such indebtedness, obligations and liabilities have been fully paid and satisfied; and

                           (v) fifth, to the Agent, to be held as collateral
                  security for any undrawn amounts in respect of the Letter of Credit until the Agent is holding an amount of cash equal to the then outstanding undrawn amount of the Letter of Credit;

                           (vi) sixth, to ANB, to the payment of any interest,
                  fees, principal or other amounts owing to ANB on account of the ANB Letter of Credit, with any excess to ANB to be held as collateral security for any undrawn amounts in respect of the ANB Letter of Credit until ANB is holding an amount of cash equal to the then outstanding undrawn amount of the ANB Letter of Credit;

                           (vii) seventh, to the Borrower or to whomever the
                  Agent reasonably determines to be lawfully entitled thereto."

         (f) The first paragraph of Section 8.1 of the Credit Agreement shall be amended in its entirety and as so amended shall read as follows:

         "8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans or of the Agent to issue the Letter of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable and the Borrower shall immediately Cash Collateralize the full amount of the Letter of Credit without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may, by notice to the Borrower terminate or suspend the obligations of the Lenders to make Loans or to issue the Letter of Credit hereunder, or declare the Obligations to be due and payable, or require the Borrower to Cash Collateralize the full amount of the Letter of Credit or all of the foregoing, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which the Borrower hereby expressly waives. The Borrower acknowledges and agrees that the Lenders would not have an adequate remedy at law for failure of the Borrower to Cash Collateralize the Letter of Credit and that the Agent on behalf of the Lenders shall have the right to require the Borrower to


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


specifically perform such undertaking whether or not any draws have been made under the Letter of Credit

2. AMENDMENTS TO COLLATERAL DOCUMENTS AND GUARANTIES/REAFFIRMATION OF SECURITY INTERESTS AND GUARANTEE OBLIGATIONS.


         (a) Each Guaranty is hereby amended by amending the first paragraph thereof in its entirety to read as follows:

                  "The undersigned hereby requests AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO ("ANB") (ANB and the other financial institutions from time to time parties as lenders to the hereinafter defined Credit Agreement being hereinafter collectively referred to as the "Lenders" and individually as a "Lender") and the other Lenders, to extend credit to ALTERNATIVE RESOURCES CORPORATION, a Delaware corporation (the "Borrower") pursuant to that certain Credit Agreement dated as of November 7, 1997 among ANB, as Agent (ANB in such capacity together with its successors, the "Agent"), the Lenders and the Borrower (as amended from time to time, the "Credit Agreement"), and in consideration of any credit so extended, the undersigned hereby absolutely and unconditionally guarantees prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all existing and future Secured Obligations (as such term and any other capitalized term used herein without definition is defined in the Credit Agreement and which includes, without limitation, Loans, the Letter of Credit and the ANB Letter of Credit) of every kind, nature and character, direct or indirect, absolute or contingent (including all renewals, extensions and modifications thereof and all reasonable attorneys' fees incurred by any Lender or the Agent in connection with the collection or enforcement thereof or hereof), of the Borrower to the Agent or any Lender howsoever and whensoever created, arising, evidenced or acquired under or in connection with the Credit Agreement or the ANB Letter of Credit (as defined in the Credit Agreement) or any Loan Document (the "Guaranteed Debt").

         (b) The Pledge Agreement is hereby amended by amending the definition of "Obligations" contained in Section 1 thereof in its entirety to read as follows:

                  "Obligations" means any and all existing and future Secured Obligations (as defined in the Credit Agreement and which includes, without limitation, Loans, the Letter of Credit and the ANB Letter of Credit, as such terms are defined in the Credit Agreement) of every kind, nature and character, direct or indirect, absolute or contingent (including all renewals, extensions and modifications thereof and all reasonable fees, costs and expenses incurred by the Agent or any Lender in connection with the documentation, administration, collection or enforcement thereof), of the Company to the Agent or any Lender, howsoever and whensoever created, arising, evidenced or acquired under the Credit Agreement or in connection with the ANB Letter of Credit or any Loan


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


         Document (as defined in the Credit Agreement) including, without limitation, those arising under or pursuant to this Pledge Agreement."

         (c) The Security Agreement is hereby amended by amending the definition of "Liabilities" contained therein in its entirety to read as follows:

                  "LIABILITIES" means, as to each Debtor, any and all existing and future Secured Obligations (as defined in the Credit Agreement and which includes, without limitation, Loans, the Letter of Credit and the ANB Letter of credit, as such terms are defined in the Credit Agreement) of every kind, nature and character, direct or indirect, absolute or contingent (including all renewals, extensions and modifications thereof and all reasonable fees, costs and expenses incurred by the Agent or any Lender in connection with the documentation, administration, collection or enforcement thereof) of such Debtor to the Agent or any Lender, howsoever and whensoever created, arising, evidenced or acquired under the Credit Agreement or in connection with the ANB Letter of Credit, or any Loan Document (as defined in the Credit Agreement), including, without limitation, those arising under or pursuant to this Agreement."

         (d) The Collateral Assignment of Stock Purchase Agreement dated November 7, 1997 from the Borrower in favor of the Agent for the benefit of the Lenders shall be amended by amending the second paragraph thereof in its entirety to read as follows:

                  "This Assignment is made and given as collateral security for
         (i) the payment in full of any and all indebtedness, obligations and liabilities of the Assignor to the Agent and the Lenders, evidenced by or otherwise arising out of or relating to the Credit Agreement or any other Loan Document, as well as for any and all other indebtedness, obligations and liabilities of Assignor to the Agent and the Lenders evidenced by or otherwise arising out of or relating to this Assignment or constituting Secured Obligations (as such term is defined in the Credit Agreement and which includes, without limitation, Loans, the Letter of credit and the ANB Letter of Credit as such terms are defined in the Credit Agreement) or in connection with the ANB Letter of Credit or any Loan Document, in each case, whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, joint or several or joint and several and however evidenced, held or acquired, and (ii) all expenses and charges, legal and otherwise incurred by the Agent or any Lender in collecting or enforcing any of said indebtedness, obligations and liabilities or in realizing on or protecting any security therefor including, without limitation, the security interest granted hereunder (all of such indebtedness, obligations, liabilities, expenses and charges identified in the immediately foregoing clauses (i) and (ii) above being herein referred to as the "LIABILITIES").

         (e) The Borrower hereby confirms and agrees that the amendment provided for in the foregoing clause (c) to the definition of the term "Liabilities" contained in the Security Agreement is effective for all purposes of the incorporation of such term by reference into the

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


Trademark Security Agreement dated September 14, 2000 from the Borrower in favor of the Agent for the benefit of the Lenders.

         (f) The Borrower and Guarantors each hereby acknowledges and agrees that, notwithstanding the execution and delivery of this Amendment, each of the Collateral Documents and Guaranties, as amended hereby remains in full force and effect and the rights and remedies of the Agent and Lenders thereunder, the obligations of the Borrower thereunder and the liens and security interests created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby.

3.       RELEASE.

         In consideration for the agreement of the Agent and the Lenders to this Amendment, Borrower and each Guarantor hereby release and forever discharge Agent, each Lender, each of their parent corporations, affiliated corporations, subsidiary corporations, predecessor corporations and successor corporations, and the past and present officers, directors, agents, assigns, subrogees, servants, employees, financial advisors and attorneys of each of them from any and all claims, actions, causes of action, choses in action and suits of every kind and nature whatsoever, whether at law or in equity, under any facts or legal theory that Borrower or any Guarantor ever had, now has, or hereafter can, shall or may have, in any way related to, arising out of or based upon this Agreement, the Credit Agreement or any Loan Document, except for any such claims arising out of Agent's or any Lender's future willful breach of this Agreement.

4.       REPRESENTATIONS.

         In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Lenders that as of the date hereof, the representations and warranties set forth in Article 5 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 5.4 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Lenders) and the Borrower is in compliance with all of the terms and conditions of the Credit Agreement after giving effect to the amendments and waivers contemplated hereby and no Unmatured Default or Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

5. CONDITIONS PRECEDENT. This effectiveness of this Amendment shall be subject to the satisfaction of all of the following conditions:

         (a) CERTAIN DOCUMENTS. Agent shall have received this Amendment duly executed by the Borrower, Guarantors and the Lenders.

         (b) NO DEFAULT. After giving effect to this Amendment and the waivers contained herein, no Unmatured Default or Default shall have occurred and be continuing or will result from the execution and delivery of, or the performance by Borrower of any of its obligations under this Amendment.

6.       MISCELLANEOUS.

         (a) This Amendment shall become effective upon the execution and delivery hereof to the Agent by the Borrower and the Lenders and the satisfaction of the conditions precedent set forth in Section 4 hereof.

         (b) Except as specifically amended herein, the Credit Agreement, Guaranties and Collateral Documents shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, any Guaranty, any Collateral Documents, the Notes, any other Loan Document or any communication issued or made pursuant to or with respect to the Credit Agreement, any Guaranty or any Collateral Document any reference in any of such to the Credit Agreement, any Guaranty or any Collateral Document being sufficient to refer to the same as amended hereby.

         (c) The Borrower agrees to pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Agent.

         (d) This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

    [remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, this Amendment has been duly executed by each of the undersigned as of the day and year first set forth above.

                   ALTERNATIVE RESOURCES CORPORATION


                   By:_____________________________________
                   Name:___________________________________
                   Its:____________________________________

                   ARC SOLUTIONS, INC.
                   (formerly known as CGI Systems, Inc.)


                   By:_____________________________________
                   Name:___________________________________
                   Its:____________________________________

                   ARC SERVICE, INC.


                   By:_____________________________________
                   Name:___________________________________
                   Its:____________________________________

                   WRITERS, INC.


                   By:_____________________________________
                   Name:___________________________________
                   Its:____________________________________

                   ARC MIDHOLDING, INC.
                   (formerly known as CGI Corp.)


                   By:_____________________________________
                   Name:___________________________________
                   Its:____________________________________

                    AMERICAN NATIONAL BANK AND TRUST
                      COMPANY OF CHICAGO, as Agent and
                      individually as a Lender

                    By:____________________________________
                    Name:__________________________________
                    Its:___________________________________

                    MELLON BANK, N.A.


                    By:____________________________________
                    Name:__________________________________
                    Its:___________________________________

                    HARRIS TRUST AND SAVINGS BANK


                    By:____________________________________
                    Name:__________________________________
                    Its:___________________________________

                    FLEET NATIONAL BANK


                    By:____________________________________
                    Name:__________________________________
                    Its:___________________________________

                    NATIONAL CITY BANK

                    By:____________________________________
                    Name:__________________________________
                    Its:___________________________________


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